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                                                                    Exhibit 23.2



                 CONSENT OF INDEPENDENT REAL ESTATE CONSULTANTS
                 ----------------------------------------------


     The Board of Directors of The Rouse Company:


             We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of The Rouse Company (the "Company") on Form S-3 (Registration No. 33-57347) of our report dated February 23, 1994, on our concurrence with the Company's estimates of the market value of its equity and other interests in certain real property owned and/or managed by the Company and its subsidiaries as of December 31, 1992 and 1993, which report appears on page 21 of the 1993 Annual Report to Shareholders that is incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1993, and to the reference to our firm under the heading "Experts" in the Prospectus that is a part of such Registration Statement.


                                 /s/ Deborah A. Jackson
                                 ---------------------------------
                                 LANDAUER ASSOCIATES, INC.



     New York, New York

     February 9, 1995